Exhibit 5.1

September 16, 2022

Hudson Acquisition I Corp.

19 West 44th Street, Suite 1001

New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Hudson Acquisition I Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333- 264557) (such registration statement, as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company (the “Offering”) of (a) up to 6,900,000 units of the Company (the “Company Units”) (including up to 900,000 Company Units if the underwriters exercise the overallotment option in full to purchase additional Company Units), each such Company Unit consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one right to receive one fifth (1/5) of a share of the Common Stock upon the consummation of an initial business combination (the “Company Rights”) as set forth in the prospectus included in the Registration Statement (the “Prospectus”), (b) all shares of Common Stock and all Company Rights, in each case, issued as part of the Company Units, (c) all shares of Common Stock underlying the Rights (the “Company Rights Shares”), (d) up to 138,000 shares of Common Stock issuable to the representative of the underwriters or its designee (the “Representative Shares”) (including up to 18,000 Representative Shares if the underwriters exercise the overallotment option in full to purchase additional Company Units), (e) an option issuable to the representative of the underwriters or its designee (the “UPO”) to purchase up to 57,500 units (including up to 7,500 units if the over-allotment option is exercised in full) (the “Underwriter Units,” together with the Company Units the “Units”), each such Underwriter Unit consisting of one share of Common Stock and one right to receive one fifth (1/5) of a share of the Common Stock (the “Underwriter Rights,” together with the Company Rights the “Rights”), (f) all shares of Common Stock and all Underwriter Rights, in each case, issued as part of the Underwriter Units, and (g) all shares of Common Stock underlying the Underwriter Rights (the “Underwriter Rights Shares,” together with the Company Rights Shares the “Rights Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of the Registration Statement, the Prospectus, the certificate of incorporation and bylaws of the Company, as amended through the date hereof (the “Organizational Documents”), the form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company, the form of Unit certificate, form of the Rights Agreement, and form of the Rights Certificate, each filed as exhibits to the Registration Statement (together with the Organizational Documents the “Transaction Documents”), and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinions set forth below.

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company;

f.	the board of directors of the Company or a duly constituted and acting committee of such board of directors will have taken all action necessary to set the public offering price of the Units;

g.	with respect to the issuance of the Common Stock, the amount of valid consideration paid in respect of such Common Stock will equal or exceed the par value of such Common Stock; and

h.	neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, Rights, and Rights Shares (i) conflicts or will conflict with the Organizational Documents, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law (as defined below)).

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Units, when issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus against payment therefor, and assuming the due authorization, execution and delivery of the Units by Continental Stock Transfer & Trust Company, as transfer agent, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.	The Common Stock included in the Units, when the Units are issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus, against payment therefor, will be validly issued, fully paid, and nonassessable.

3.	The Rights included in the Units, when the Units are issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus against payment therefor, and assuming the due authorization, execution and delivery of such Rights by the Rights Agent, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.	The Common Stock issuable upon exercise of the Rights, assuming the due authorization, execution and delivery of such Rights by each of the Company and the Rights Agent, in accordance with the Rights Agreement, will be validly issued, fully paid, and nonassessable.

5.	The Common Stock issuable to the underwriters as Representative Shares by the Company in the manner contemplated in the Registration Statement and Prospectus, against payment or services delivered therefor, will be validly issued, fully paid, and nonassessable.

Our opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP

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